4/96
                                     BY-LAWS
                                       OF
                             DONALDSON COMPANY, INC.


                                     Offices

    1. The principal office of the corporation shall be in Wilmington, Delaware, and the resident agent in charge thereof shall be Corporation Service Company. The corporation may also have an office or offices at such place or places, within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the corporation may require.


                                 Corporate Seal

    2. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation, and the words "Incorporated Delaware".


                            Meetings of Stockholders

    3. The Annual Meeting of Shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Friday in November of each year at such hour as may be specified in the notice of said meeting; provided, should that day be a legal holiday, then said meeting shall be held on the next succeeding business day which is not a legal holiday.

    Special meetings of the stockholders may be called at any time by the chairman of the board or the president and shall be called on the request in writing or by vote of a majority of the directors.

    All meetings of the stockholders, including meetings for the election of directors, shall be held at such place or places within or without the State of Delaware as may from time to time be fixed by the Board of Directors or shall be specified and fixed in the respective notices or waivers of notices thereof.

    Any proposal for action to be presented by any stockholder at any annual or special meeting of stockholders, including nominations for director, shall be out-of-order and shall not be acted upon at such meeting unless such proposal or nomination was specifically described in the Company's notice to all stockholders of the meeting and the statement of matters to be acted upon at such meeting or unless the stockholder intending to present such proposal or nomination shall have submitted the matter in writing to the secretary and such writing is received at the principal executive office of the Company not less than sixty days nor more than 90 days prior to the date of such annual or special meeting; provided, however, that in the event the meeting is not to be held on the day set forth in paragraph one of this By-Law 3 and public disclosure of such meeting date is made less than seventy days prior to the meeting, the required notice by the stockholder to be timely must be received by the secretary no later than the close of business on the tenth day following the date on which such public disclosure was made. The stockholder's notice to the secretary shall contain such information as will enable a meaningful review of the matter which the stockholder intends to present at such meeting.

    A complete list of stockholders entitled to vote, arranged in alphabetical order, shall be prepared by the secretary and shall be open to the examination of any stockholder at the place of election, for ten days prior thereto, and during the whole time of the election.

    Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of the stockholders each stockholder having the right to vote thereat shall be entitled to (i) one vote, in person or by proxy signed by such stockholder, for each share of common stock of the Corporation standing in his name, and (ii) such voting rights, if any, as are provided in the applicable Certificate of Designation, Preferences and Rights with respect to any series of preferred stock of the Corporation standing in his name, which voting rights may be exercised in person or by proxy signed by such stockholder, and in all such instances on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and vote at such meeting; or if no record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given. Such right to vote shall be subject to the right of the board of directors to close the transfer books or to fix a record date for voting stockholders as hereinafter provided and if the directors shall not have exercised such right, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty days next preceding such election.

    Written notice of all meetings shall be given by the secretary not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

    The holders of a majority of the Common Stock outstanding present in person or represented by proxy shall be requisite to and shall constitute a quorum for the transaction of business except as otherwise provided by law or by the Articles of Incorporation as amended or by these By-laws. However, the holders of the majority of the Common Stock who are present in person or represented by proxy shall have power to adjourn such meeting from time to time without notice other than announcement at the meeting until a quorum is secured.


                                    Directors

    4. The property and business of the incorporation shall be managed and controlled by its board of directors. The number of directors which shall constitute the whole board shall be such number, not less than three nor more than fifteen, as may be determined from time to time (i) by the shareholders by the affirmative vote of the holders of two thirds of the outstanding shares of all classes of stock of the corporation entitled to vote for the election of directors (considered for this purpose as one class) or (ii) by the board of directors by a vote of not less than a majority of all of the directors then in office. All directors to be elected shall be elected for three year terms (except as hereinafter provided with respect to directors to fill certain vacancies) so that approximately one-third of the directors will be elected to each annual meeting of the shareholders. Each director shall continue in office until the annual meeting in the year in which his term expires and until his successor shall have been elected and qualified, or until his death, or until he shall resign or have been removed by the vote of the holders of a majority of the outstanding shares of capital stock of all classes of the corporation entitled to vote in the election of directors at a special meeting of the shareholders called for that purpose.

    Any vacancies in the board of directors from any cause, including vacancies created by increase in the number of directors, may be filled either by a majority of the then qualified directors, even though less than a quorum, or by the stockholders. Each director so chosen shall hold office for the unexpired term of the director whose place shall be vacant, providing that each director so chosen to fill a vacancy created by increase in the number of directors shall be elected for an appropriate term so that approximately one-third of the directors will be elected at each annual meeting of the stockholders thereafter.

    Directors shall be bonafide owners of at least one hundred (100) shares of this corporation's stock, shall not stand for election or re-election after attaining the age of sixty-eight and shall offer their resignation from the Board at such time as they may change their basic business or professional activity or affiliation; provided, however, that non-employee directors need not offer such resignation in the event of normal retirement. Non-employee directors continuous membership on the board of directors shall be limited to five consecutive three year terms.


                               Powers of Directors

    5. The board of directors shall have, in addition to such powers as are hereinafter expressly conferred on it, all such powers as may be exercised by the corporation, subject to the provisions of the statute, the certificate of incorporation and the by-laws.

    The board of directors shall have power:

    To purchase or otherwise acquire property, rights or privileges for the corporation, which the corporation has power to take, at such prices and on such terms as the board of directors may deem proper.

    To pay for such property, rights or privileges in whole or in part with money, stock, bonds, debentures or other securities of the corporation, or by the delivery of other property of the corporation.

    To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgages or otherwise, and to do every other act and thing necessary to effectuate the same.

    To appoint agents, clerks, assistants, factors, employees and trustees, and to dismiss them at its discretion, to fix their duties and emoluments and to change them from time to time and to require security as it may deem proper.

    To confer on any officer of the corporation the power of selecting, discharging or suspending such employees.

    To determine by whom and in what manner the corporation's bills, notes, receipts, acceptances, endorsements, checks, releases, contracts or other documents shall be signed.


                              Meetings of Directors

    6. Immediately after each annual election of directors, the directors shall meet for the purpose of organization, the election of officers and the transaction of other business at such place as shall be specified in the notice of such meeting provided as hereinafter established for either regular or special meetings.

    The board of directors may provide by resolution, the time and place, either at the general office of the company or elsewhere, for the holding of regular meetings without other notice than such resolution.

    Special meetings of the directors may be called at any time by the chairman of the board, the president or any vice president who is also a director and shall be called on the written request of any two directors. Notice of such a special meeting shall be in writing sent to each director at his residence or usual place of business two days prior thereto.

    Special meetings of the directors may be held within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.

    A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.


                         Executive and Other Committees

    7. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate an executive committee and one or more other committees, each to consist of two or more of the directors of the corporation.

    The executive committee shall not have authority to make, alter or amend the by-laws, but shall exercise all other powers of the board of directors between the meetings of said board, except the power to fill vacancies in their own membership, which vacancies shall be filled by the board of directors.

    The executive committee shall meet at stated times or on notice to all by any of their own number. It shall fix its own rules of procedure. A majority shall constitute a quorum, but the affirmative vote of a majority of the whole committee shall be necessary in every case.

    The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors.

    Such other committees shall have and may exercise the powers of the board of directors to the extent provided in such resolution or resolutions.


               Compensation of Directors and Members of Committees

    8. Directors and members of standing committees shall receive such compensation for attendance at each regular or special meeting as the board shall from time to time prescribe.


                           Officers of The Corporation

    9. The officers of the corporation shall be the chairman of the board of directors (if one is elected by the board of directors), the president, one or more vice presidents, a secretary, a treasurer and such other officers as may from time to time be elected by the board of directors.

    The officers of the corporation shall hold office until their successors are elected and qualify. An officer elected by the board of directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole board of directors. Such removal, however, shall be without prejudice of the contract rights of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the affirmative vote of a majority of the whole board of directors.


              Duties of the Chairman of the Board and the President

    10. The chairman of the board of directors, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed from time to time by the board of directors.

    In the absence of the chairman of the board of directors, the president shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed from time to time by the board of directors.

    If the chairman of the board of directors is elected, the board of directors shall designate which of the chairman of the board of directors or the president is the chief executive officer of the corporation, and shall provide for the division of executive duties and responsibilities between those two officers. If the chairman of the board of directors shall not be elected, the president shall be the chief executive officer of the corporation and shall have general and active management of the business of the corporation.


                                 Vice President

    11. The vice president or vice presidents, in the order designated by the board of directors, shall be vested with all the powers and required to perform all the duties of the president in his absence or disability and shall perform such other duties as may be prescribed by the board of directors.


                                President Pro Tem

    12. In the absence or disability of the chairman of the board, the president and the vice presidents, the board may appoint from their own number a president pro tem.


                                    Secretary

    13. The secretary shall attend all meetings of the corporation, the board of directors, the executive committee and standing committees. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. He shall give proper notice of meetings of stockholders and directors and shall perform such other duties as shall be assigned to him by the chief executive officer or the board of directors.


                               Financial Officers

    14. The Vice President - Chief Financial Officer, if one is elected, shall have such authority and responsibility as specified herein for both the Treasurer and the Controller.

    The treasurer, vice president - finance or such other similar title shall be the financial officer, shall have custody of, and be responsible for, all funds of the corporation; shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors; shall render to the chief executive officer and directors, whenever they may require it, an account of all transactions as treasurer and of the financial condition of the corporation; shall keep an account of stock registered and transferred in such manner and subject to such regulations as the board of directors may prescribe; and shall perform all of the duties incident to the office of the treasurer and such other duties as from time to time, may be assigned by the chief financial officer, chief executive officer of board of directors.

    The controller shall be the chief accounting officer; shall keep full and accurate accounts of all assets, liabilities, receipts, disbursements and other financial transactions in books belonging to the corporation; shall cause regular audits of such books and records to be made; shall see that all expenditures are made in accordance with procedures duly established by the corporation; shall render to the chief executive officer and board of directors, whenever requested, financial statements of the corporation; and shall perform all the duties incident to the office of controller and such other duties as, from time to time, may be assigned by the chief financial officer, chief executive officer or board of directors.

    Financial officers may be required to furnish bond in such amount as shall be determined by the board of directors.


                       Duties of Officers May Be Delegated

    15. In case of the absence or disability of any officer of the corporation or for any other reason deemed sufficient by a majority of the board, the board of directors may delegate his powers or duties to any other officer or to any director for the time being.


                              Certificates of Stock

    16. Certificates of stock shall be signed by the President or a Vice President and the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. If a certificate of stock be lost, mutilated or destroyed, another may be issued in its stead upon proof of such loss, mutilation or destruction, and the giving of a bond of indemnity in form, substance and amount satisfactory to the corporation and to the Transfer Agent and Registrar, if any, of such stock, provided that, if there be no Transfer Agent or Registrar for the class of stock of which the certificate be lost, mutilated or destroyed, the Board of Directors may waive the requirement of a bond indemnity if in its judgment such waiver is warranted by the circumstances.


                                Transfer of Stock

    17. All transfers of stock of the corporation shall be made upon its books by the holder of the shares in person or by his lawfully constituted representative, upon surrender of certificates of stock for cancellation. Provided, however, that with respect to stock which has been presumed abandoned under an applicable state law, appropriate officers of the Corporation may effect cancellation of the certificate representing the abandoned shares and cause transfer thereof to such state by means of delivery of a new certificate in the name of such state.


                            Closing of Transfer Books

    18. The Board of Directors shall have power to close the stock transfer book for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for allotment of rights or the date when any change, conversion or exchange of stock shall go into effect or in connection with obtaining the consent of stockholders for any purpose. If the stock transfer book is closed preceding the date of any meeting of stockholders, such book shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer book, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, for the determination of stockholders entitled to notice of, and to vote, at any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.


                             Stockholders of Record

    19. The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.


                                   Fiscal Year

    20. The fiscal year of the corporation shall begin on the first day of August in each year, commencing with the year 1956.


                                    Dividends

    21. Dividends upon the capital stock may be declared by the board of directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock. Before paying any dividend or making any distribution of profits, the directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.


                                Checks for Money

    22. All checks, drafts or orders for the payment of money shall be signed by the treasurer or by such other officer or officers as the board of directors may from time to time designate. No check shall be signed in blank.


                                Books and Records

    23. The books, accounts and records of the corporation except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the By-laws or by resolution of the directors.


                                     Notices

    24. Notice required to be given under the provisions of these By-laws to any director, officer or stockholder shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter-box, in a post-paid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Any stockholder, officer or director may waive, in writing, any notice required to be given under these By-laws, whether before or after the time stated therein.


                              Amendments of By-laws

    25. Except as hereinafter stated, these By-laws may be amended, altered, repealed or added to by the shareholders by the affirmative vote of a majority of the outstanding shares entitled to vote on the matter, or by the board of directors by a majority of the directors then in office, at any regular meeting or at any special meeting called for that purpose. Provided that, any amendment, alteration or repeal of, or addition to, the first paragraph of By-law 4 or this sentence of By-law 25 by shareholders shall require the affirmative vote of 66-2/3% of the outstanding shares of capital stock of all classes of the corporation entitled to vote generally for the election of directors, considered for this purpose as one class.


                   Indemnification of Directors and Officers

    26. The Corporation shall indemnify such persons, for such liability or expense, in such manner, under such circumstances, and to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as now enacted or hereafter amended. The Board of Directors may authorize the purpose and maintenance of insurance for the purpose of such indemnification.


                                Emergency Bylaws

    27. The emergency Bylaws provided in this article shall be operative during any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its board of directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the board of directors or a standing committee thereof cannot readily be convened for action. Upon termination of such emergency, these Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur. When operative, the provisions of these Emergency Bylaws shall prevail over any contrary provision in the certificate of incorporation or other bylaws of the corporation.

    During any such emergency:

        (a) A meeting of the board of directors may be called by any officer or any director of the corporation.

        (b) Notice of the time and place of such directors' meeting shall be given by such person calling the meeting or by any officer of the corporation; provided, however, that any such notice need be given only to such of the directors and other persons as it may be feasible to reach at that time, and by such means as may be feasible at that time, including, but not limited to radio and publication. Notice shall be similarly given, to the extent feasible, to all persons referred to in paragraph (c) of these Emergency Bylaws. Notice shall be given at least two days before the meeting, if feasible in the judgment of the person giving or authorizing the giving of the notice, and otherwise on any shorter time that such person may deem necessary under the circumstances.

        (c) At any meeting of the board of directors, a quorum shall consist of a majority of the number of directors fixed at that time. If the directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present, to the number necessary to make up such quorum, shall be deemed directors for that particular meeting to be determined by the following provisions and in the following order of priority:

        (1) The persons who are designated on a priority list, which shall have been approved by the board of directors before the emergency, such persons to be taken in the order of priority provided by the list and subject to such conditions as may be established therein; or

        (2) In the absence of sufficient persons designated in such list, all officers of the corporation in order of their seniority of first election to an office or the corporation.

        (d) The board of directors constituted as provided in these Emergency Bylaws may exercise the full power and authority of the regular board of directors.

        (e) The board of directors may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

        (f) The necessity of holding an annual meeting of shareholders may be suspended for a period not to exceed one year if, in the sole judgment of the board of directors, the holding of such meeting is not feasible under the circumstances prevailing at the time such annual meeting would ordinarily be held; provided, however, that the bylaw provisions for the calling of a special meeting of shareholders shall remain in effect and any special meeting called during said suspension shall have as an item of business the election of a board of directors.

        (g) No officer, director or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.